UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
K12 Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4774688

(State of Incorporation or Organization)	(I.R.S. Employer
Identification No.)

2300 Corporate Park Drive
Herndon, Virginia	20171

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-144894
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Common Stock, par value $0.0001 per share	NYSE Arca, Inc.
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to be Registered.
     The description of the Common Stock of the Registrant set forth under the caption “Description of Capital Stock” in Registrant’s Registration Statement on Form S-1 (Registration No. 333-144894) as originally filed with the Securities and Exchange Commission on July 27, 2006 and as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.
Item 2.  Exhibits.
     Under the Instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on NYSE Arca, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 11, 2007	K12 Inc. (Registrant)
	By:	/s/ Howard D. Polsky
Howard D. Polsky
Senior Vice President, General Counsel and Secretary